                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 7, 2000

                      CITICORP VENTURE CAPITAL LTD.



                      By: /s/ William T. Comfort
                         -----------------------------
                         Name: William T. Comfort
                         Title: Chairman and Director



                      CITIBANK, N.A.

                      By: /s/ Kenneth S. Cohen
                         -----------------------------
                         Name: Kenneth S. Cohen
                         Title: Assistant Secretary


                      CITICORP

                      By: /s/ Kenneth S. Cohen
                         -----------------------------
                         Name: Kenneth S. Cohen
                         Title: Assistant Secretary


                      CITIGROUP HOLDINGS COMPANY

                      By: /s/ Kenneth S. Cohen
                         -----------------------------
                         Name: Kenneth S. Cohen
                         Title: Assistant Secretary


                      CITIGROUP INC.

                      By: /s/ Joan Caridi
                         -----------------------------
                         Name: Joan Caridi
                         Title: Assistant Secretary